FOR IMMEDIATE RELEASE

SCG Financial Acquisition Corp.

ANNOUNCES LISTING of its common stock ON NASDAQ

CHICAGO, IL, May 1, 2012, —/PRNewswire/ - SCG Financial Acquisition Corp. (the “Company”) (OTCBB: SCGQ), announced today that its application to list its common stock on the NASDAQ Capital Market has been approved by NASDAQ with trading expected to begin on May 2, 2012. The Company’s common stock will now trade on NASDAQ under the symbol SCGQ and will cease trading on the Over-The-Counter Bulletin Board. The Company’s units and warrants will continue to be quoted on the Over-The-Counter Bulletin Board under the symbols “SCGQU” and “SCGQW”, respectively.

The Company is a blank check company formed for the purpose of acquiring or merging with an operating business. The Company will not be required to make an acquisition in a particular industry or geographic region.

Information Concerning Forward-Looking Statements

This news release includes “forward-looking statements” that involve risks and uncertainties within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements are statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of the Company’s management and are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

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Company Contact:

SCG Financial Acquisition Corp. Investor Relations (312) 784-3960